THE BEAR STEARNS COMPANIES INC.
                                IncomeNotes (SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 44
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: October 18, 2004
Issue Date: October 21, 2004
The date of this Pricing Supplement is October 18, 2004

Fixed Rate Notes

---------------- ---------------------------------------- -------------- -------- ------------ ------------- ---------- ------------
                                                                                                                          Interest
    CUSIP#                                                               Price to  Discounts &                            Payment
                              Interest Rate               Maturity Date   Public   Commissions  Reallowance    Dealer    Frequency
---------------- ---------------------------------------- -------------- -------- ------------ ------------- ---------- ------------
  07387EGG6                       5.55%                    10/15/2029    100.00%      2.50%        0.350%      98.00%       Semi
---------------- ---------------------------------------- -------------- -------- ------------ ------------- ---------- ------------


                                                Subject to Redemption
                                                ---------------------
----------------- ---------------- ------------ --------- --------------------------------------------- -------------- -------------
First Interest    First Interest   Survivor's    Yes/No              Date and Terms of Redemption          Aggregate    Net Proceeds
 Payment Date     Payment Amount     Option                                                                Principal
                                                                                                            Amount
----------------- ---------------- ------------ --------- --------------------------------------------- -------------- -------------
   4/15/2005          $26.83           Yes        Yes     Commencing on 10/15/2009 and on the 15th of      $3,456,000    $3,369,600
                                                          each month  thereafter  until Maturity,  the
                                                          Notes  may be  called in whole at par at the
                                                          option of the Company on ten  calendar  days
                                                          notice.
----------------- ---------------- ------------ --------- --------------------------------------------- -------------- -------------

                                       ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.